BERRY, DUNN, McNEIL & PARKER
          Certified Public Accountants
          Management Consultants
          -----------------------------------------------------------------
          900 Elm Street/Manchester, New Hampshire 03101-2007/(603)669-7337/FAX (603)666-4755
          1 Harbour Place/Portsmouth, New Hampshire 03801/(603)431-8092/FAX
          (603)431-0795




                           CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in this Registration Statement on Form S-8 of American Electromedics Corp. (the "Company") of our report dated September 28, 1994, on the consolidated financial statements of the Company included in its Annual Report (Form 10-KSB) for the year ended July 30, 1994, filed with the Securities and Exchange Commission.

	   /s/ Berry, Dunn, McNeil & Parker
          Berry, Dunn, McNeil & Parker

          Manchester, New Hampshire
          March 18, 1997